                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          PairGain Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [LETTERHEAD OF PAIRGAIN]

   14402 Franklin Ave.Tustin, CA 92780-7013 (714) 832-9922 FAX (714) 832-9924


TO THE STOCKHOLDERS OF PAIRGAIN TECHNOLOGIES, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of PairGain Technologies, Inc. ("PairGain" or the "Company") on Wednesday, June 11, 1997, at 10:00 a.m. Pacific Daylight Time. The Annual Meeting will be held at the Company's offices at 14402 Franklin Avenue, Tustin, California 92780.

     At the meeting you will be asked to consider and vote upon the following proposals: (i) the election of one individual to serve on the Company's Board of Directors until 2000; (ii) the approval of an amendment to the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") which will increase the number of shares of the Company's Common Stock available for issuance under the 1993 Plan from 18,800,000 to 21,800,000; and (iii) the approval of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1997.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage pre-paid envelope. By returning the proxy card, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares are not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.


May 9, 1997


                                            /s/ CHARLES S. STRAUCH
                                            ------------------------------
                                            CHARLES S. STRAUCH
                                            Chairman and Chief Executive Officer

                          PAIRGAIN TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 1997

To the Stockholders of PairGain Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of PairGain Technologies, Inc. ("PairGain" or the "Company"), will be held at the Company's offices at 14402 Franklin Avenue, Tustin, California 92780, on June 11, 1997, at 10:00 a.m. local time for the following purposes:

     1.  To elect one director to serve until the 2000 Annual Meeting;

     2. To approve an amendment to the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") authorizing the reservation of an additional 3,000,000 shares of the Company's Common Stock for issuance under the 1993 Plan;

     3. To approve the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1997; and

     4. To conduct such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         The close of business on April 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be entitled to vote.

         You are cordially invited to attend the Annual Meeting in person.
Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage pre-paid envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly.

         A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, IN ORDER TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

                                        YOUR VOTE IS IMPORTANT

                                        By Order of the Board of Directors,



                                        /s/  CHARLES W. MCBRAYER
                                        --------------------------------------
                                        CHARLES W. MCBRAYER
                                        Secretary and Chief Financial Officer

Tustin, California
May 9, 1997

                          PAIRGAIN TECHNOLOGIES, INC.
                             14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1997

                                PROXY STATEMENT


GENERAL INFORMATION

         This Proxy Statement is furnished to stockholders of PairGain Technologies, Inc., a Delaware corporation ("PairGain" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 11, 1997, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. The Annual Meeting will be held at the Company's offices at 14402 Franklin Avenue, Tustin, California 92780.

         These proxy solicitation materials are first being mailed on or about May 9, 1997 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (sent to the attention of Mr. Charles W. McBrayer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally or telephonically through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         Only stockholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the Annual Meeting. As of April 21, 1997, 67,627,259 shares of Common Stock were issued and outstanding. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on April 21, 1997. The Company's Bylaws do not provide for cumulative voting by stockholders.

         A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.
Each matter to be submitted to a vote of the stockholders, other than the election of directors, must receive an affirmative vote of the majority of shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Directors shall be elected by a plurality of the votes cast. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business, and, except for the election of directors, should also be counted in tabulating votes cast on proposals presented to stockholders. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         The shares represented by all valid proxies will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR: (1) the election of the nominee listed below; (2) the authorization of an additional 3,000,000 shares of Common Stock for issuance under the 1993

Stock Option/Stock Issuance Plan (the "1993 Plan"); and (3) the approval of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1997. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other such business.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

         The Amended and Restated Certificate of Incorporation of the Company provides for the Company's Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' current terms will expire either at the 1997, 1998, or 1999 Annual Meeting of Stockholders. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. Howard S. Flagg is the sole member of the class of directors whose term expires as of the Annual Meeting.

         Certain information about Mr. Flagg is set forth below.


      NAME           AGE             PRINCIPAL OCCUPATION             DIRECTOR SINCE
----------------     ---             --------------------             --------------
Howard S. Flagg      42      President, PairGain Technologies, Inc.        1991

---------------------------
         Mr. Flagg, a founder of the Company, has been President and a director of the Company since November 1991. He served as Chief Executive Officer from November 1991 to April 1992 and as Vice President, Research and Development from February 1988 to November 1991. Prior to founding the Company, Mr. Flagg founded and served as a principal of Advanced Telecommunications, Inc., an aerospace telecommunications consulting firm.

DIRECTORS CONTINUING TO SERVE UNTIL 1998

         The names of and certain information about the directors comprising the class of directors whose term expires in 1998 are set forth below:


      NAME           AGE         PRINCIPAL OCCUPATION              DIRECTOR SINCE
----------------     ---      ----------------------------         --------------
Benedict A. Itri     44       Executive Vice President and               1991
                              Chief Technical Officer,
                              PairGain Technologies, Inc.

B. Allen Lay (1)(2)  62       General Partner,                           1989
                              Southern California Ventures

---------------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee


         Mr. Itri, a founder of the Company, was named Executive Vice President and Chief Technical Officer in April 1996. Previously, Mr. Itri was Vice President, Engineering of the Company since its inception in February 1988 and has been a director of the Company since November 1991. Prior to founding the Company, Mr. Itri founded and served as a principal of Advanced Telecommunications, Inc.

         Mr. Lay became a director of the Company in February 1989. Mr. Lay has been a general partner of Southern California Ventures, a private venture capital investment partnership, since May 1983. Mr. Lay also serves as Chairman and CEO of Vestro Natural Foods, Inc. and as a director of privately-held Physical Optics Corporation, Kofax Imaging Corporation, Waveband, Inc. and Medclone, Inc. and of publicly-held ViaSat, Inc. and Helisys, Inc.

DIRECTORS CONTINUING TO SERVE UNTIL 1999

         The names of and certain information about the directors comprising the class of directors whose term expires in 1999 are set forth below:



      NAME                    AGE      PRINCIPAL OCCUPATION            DIRECTOR SINCE
-------------------           ---      --------------------            --------------
Charles S. Strauch            61      Chief Executive Officer,              1991
                                      PairGain Technologies, Inc.

Robert C. Hawk (1)            57      President (Retired), U S WEST         1992
                                      Multimedia Communications, Inc.

Robert A. Hoff (1)(2)         44      General Partner,                      1989
                                      Crosspoint Venture Partners

---------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

         Mr. Strauch became a director of the Company in October 1991, Chairman of the Board of Directors of the Company in November 1991 and Chief Executive Officer of the Company in April 1992. From May 1989 until December 1991, Mr. Strauch was self-employed providing management services to technology companies. From October 1991 to December 1991, in his self-employed role, Mr. Strauch provided management services to the Company. Also as a part of providing such management services, from May 1989 to May 1991 he served as Vice Chairman of the Board of Directors of EECO, Inc., a manufacturer of electronic switches and computer components. From November 1988 to May 1989, Mr. Strauch served as President of MSI Data Corporation, a manufacturer of hand-held data collection devices and then a subsidiary of Symbol Technologies, Inc., having been acquired by Symbol Technologies in November 1988. Mr. Strauch also served as a member of the Board of Directors of Symbol Technologies from November 1988 to May 1989. From August 1984 until November 1988, Mr. Strauch served as Chief Executive Officer of MSI Data Corporation.

         Mr. Hawk became a director of the Company in November 1992. Mr. Hawk also serves as a director of Premisys Communications and Xylan Corporation, as well as several other private companies. Mr. Hawk was President and CEO of U S WEST Multimedia Communications, Inc. until his retirement in April 1997. Prior to that, from 1988 until 1996, Mr. Hawk served as President-Carrier Division of U S WEST Communications, Inc., one of the seven Regional Bell Operating Companies ("RBOCs"). Prior to that time, Mr. Hawk served as Vice President, Marketing of U S WEST and as Director, Advanced Services of AT&T.

         Mr. Hoff became a director of the Company in February 1989. Mr. Hoff has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of privately-held Com21 Incorporated, Efficient Networks, Accredited Home Lenders and US Web Corporation and publicly-held Onyx Acceptance Corporation.

         There is no family relationship between any director or executive officer of the Company.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended December 31, 1996, PairGain's Board of Directors met five times. No incumbent Director attended fewer than 75% of the aggregate meetings of the Board of Directors and meetings of the committees of the Board on which he served.

         The Audit Committee, which held three meetings during fiscal 1996, consists of Robert C. Hawk, Robert A. Hoff and B. Allen Lay. The Audit Committee recommends engagement of the Company's independent auditor and is primarily responsible for approving the services performed by the Company's independent auditor and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

         The Compensation Committee of the Board of Directors consists of Robert A. Hoff and B. Allen Lay. The Compensation Committee held six meetings during fiscal 1996. The Compensation Committee is responsible for administering the Company's 1993 Plan, the 1995 Employee Stock Purchase Plan and the Key Management Incentive Compensation Plan. The Compensation Committee determines recipients of awards, sets the exercise price of options granted and determines the terms, provisions and conditions of all rights granted.
This Committee also determines the recipients of and the amount of bonuses to be paid to key management.

         Directors who are not officers of the Company receive no compensation for attending committee or regular or special Board meetings. Directors are eligible to receive stock options pursuant to the Company's 1996 Non-Employee Directors Stock Option Plan (the "1996 Plan"). Directors who are not members of the Compensation Committee are also eligible to receive stock option grants pursuant to the Company's 1993 Plan. In 1996, there were no grants to directors pursuant to the Company's 1993 Plan.

         In 1996, Messrs. Hoff and Lay each received options grants exercisable for 40,000 shares of the Company's Common Stock pursuant to the Company's 1996 Plan. In addition, Mr. Hawk exercised options for 130,046 shares, under the 1993 Plan, having a value of $2,297,531 on their exercise dates. As of April 21, 1997, Mr. Hoff, Mr. Lay and Mr. Hawk had outstanding stock options pursuant to the 1996 Plan of 40,000, 40,000, and 0, respectively. As of April 21, 1997, Mr. Hawk had 18,670 stock options outstanding, pursuant to the Company's 1993 Plan. Neither Mr. Hoff nor Mr. Lay have been granted stock options pursuant to the Company's 1993 Plan.

         The following table sets forth certain information regarding the options to be granted under the 1996 Plan subsequent to the 1997 Annual
Meeting to continuing non-employee Board members. Each option will have an exercise price per share equal to the closing selling price per share of Common Stock on the Nasdaq National Market on the date of the grant.

                                   Number of
       Name                      Option Shares         Exercise Price
------------------------         -------------         --------------
Robert C. Hawk, Director            20,000                  (1)

Robert A. Hoff, Director            20,000                  (1)

B. Allen Lay, Director              20,000                  (1)

All non-employee directors as
  a group (three persons)           60,000                  (1)

------------------
(1)  Closing price on Grant Date


                                  PROPOSAL 2:

         APPROVAL OF AMENDMENT TO 1993 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

         The Company's stockholders are being asked to approve an amendment to the 1993 Plan to increase the number of shares of Common Stock authorized for issuance under the 1993 Plan from 18,800,000 to 21,800,000.

         The 1993 Plan became effective in connection with the Company's initial public offering in September 1993. The amendment to the 1993 Plan relating to the share increase was approved by the Board on January 21, 1997 subject to stockholder approval at the Annual Meeting. The Board believes the increase in the number of shares of Common Stock issuable under the 1993 Plan is necessary to assure that the Company will continue to have a sufficient reserve of Common Stock available under the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term success.

         The following is a summary of the principal features of the 1993 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Tustin, California.

         EQUITY PROGRAMS

         The 1993 Plan contains two separate equity incentive programs: (i) an Option Grant Program and (ii) a Stock Issuance Program. The principal features of these programs are described below. The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee (hereinafter, the "Plan Administrator") has complete discretion (subject to the provisions of the 1993 Plan) to authorize option grants and direct stock issuances under the 1993 Plan.

         SHARE RESERVE

         A total of 21,800,000 shares of Common Stock (including the 3,000,000 share increase subject to approval by the stockholders) has been reserved for issuance over the ten year term of the 1993 Plan. In no event may any one participant in the 1993 Plan receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 4,000,000 shares in the aggregate over the term of the 1993 Plan. For this purpose, option grants, stock appreciation rights and stock issuances prior to January 1, 1995 will not be taken into account. The purpose of the limitation on the number of options, stock appreciation rights and direct stock issuances per participant is to assure that any compensation deemed paid to the Company's executive officers upon their exercise of outstanding options under the 1993 Plan will remain deductible by the Company and will not be subject to the $1 million limitation per covered individual on the deductibility of compensation paid to certain executive officers of the Company. Such limitation on the deductibility of executive compensation became effective for the Company in 1994.

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1993 Plan and to each outstanding option.

         Option activity under the 1993 Plan through April 21, 1997 follows:

      Authorized Shares                                   18,800,000
      Less:  Granted                                     (20,427,520)
      Plus:  Canceled                                      2,249,104
                                                         -----------
      Available for future grants at April 21, 1997          621,584
                                                         ===========

         ELIGIBILITY

         Officers and other key employees of the Company and subsidiaries (whether now existing or subsequently established), non-employee members of the Board (other than those serving as members of the Compensation Committee) and consultants and independent contractors of the Company and subsidiaries will be eligible to participate in the 1993 Plan.

         As of April 21, 1997, approximately seven executive officers, 543 other employees and one non-employee Board member were eligible to participate in the 1993 Plan.

         VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1993 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On April 21, 1997, the closing selling price per share was $20.56.

OPTION GRANT PROGRAM

         Options may be granted under the Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. To date, no options have been issued under the 1993 Plan with an exercise price of less than one hundred percent (100%) of fair market value. No granted option will have a term in excess of ten years.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Option Grant Program:

                 Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

                 Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

         The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

GENERAL PROVISIONS

         ACCELERATION

         In the event that the Company is acquired by merger or asset sale, each outstanding option under the Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator has the discretionary authority to provide for the automatic acceleration of any options assumed or replaced in connection with such acquisition, and to fully vest any unvested shares which do not vest at the time of such acquisition, in the event the individual's service is subsequently terminated within a designated period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board of Directors members), the Plan Administrator has the discretionary authority to provide for automatic acceleration of outstanding options under the Option Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of such change in control or upon the subsequent termination of the individual's service.

         The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

         FINANCIAL ASSISTANCE

         The Plan Administrator may permit one or more participants to pay the exercise of outstanding options or the purchase price of shares under the 1993 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

         SPECIAL TAX ELECTION

         The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

         AMENDMENT AND TERMINATION

         The Board may amend or modify the 1993 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on June 30, 2003.

         STOCK AWARDS

         The following table shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1993 Plan between January 1, 1996 and April 21, 1997, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS


                                                               NUMBER OF          WEIGHTED AVERAGE
               NAME                                          OPTION SHARES       EXERCISE PRICE ($)
---------------------------------------                      -------------       ------------------
Charles S. Strauch                                                   --                 N/A
  Chairman and Chief Executive Officer

Howard S. Flagg                                                      --                 N/A
  President and Director

Benedict A. Itri                                                     --                 N/A
  Executive Vice President and Director

Charles W. McBrayer                                             100,000                $10.31
  Vice President, Finance and Administration
  and Chief Financial Officer

Dennis Young                                                     40,000                $10.31
  Vice President, Operations

All current executive officers as a group (seven persons)       540,000                $19.18

Robert C. Hawk                                                       --                 N/A
  Director

Robert A. Hoff                                                       --                 N/A
  Director

B. Allen Lay                                                         --                 N/A
  Director

All non-employee directors as a group (three persons)                --                 N/A

All employees as a group (342 persons)                        2,392,400                $20.78

FEDERAL INCOME TAX CONSEQUENCES

         OPTION GRANTS

         Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

         DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the 1993 Plan are substantially the same as those summarized above for the exercise of non-statutory option grants.

ACCOUNTING TREATMENT

         The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Pursuant to APB Opinion No. 25, option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings.

         In addition, the Company is subject to the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

         Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a primary and fully-diluted basis, as the Company uses the treasury stock method for computing weighted average common and common equivalent shares outstanding.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendment to the 1993 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 3,000,000 share increase included in the amendment will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and the 1993 Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued pursuant to outstanding option grants under the 1993 Plan.

NEW PLAN BENEFITS

         No options, stock appreciation rights or direct stock issuances have been made to date on the basis of the 3,000,000 share increase subject to approval by the stockholders.


  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.


                                  PROPOSAL 3:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditor for ratification by stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.


  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning the beneficial ownership of shares of the Company's Common Stock by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director of the Company; (iii) the Chief Executive Officer and the four most highly compensated other Executive Officers; and (iv) by all directors and executive officers of the Company as a group. Except as otherwise noted, this information is presented as of April 21, 1997, and each beneficial owner listed has sole investment and voting power with respect to the Common Stock indicated.

                                                                         NUMBER OF SHARES
          NAME OF INDIVIDUAL                 POSITION WITH               OF COMMON STOCK          PERCENT
    OR NUMBER OF PERSONS IN GROUP               COMPANY                 BENEFICIALLY OWNED        OF CLASS
-------------------------------------        -------------              ------------------        --------
Putnam Investments, Inc. (1)                                                 6,919,008             10.2%
One Post Office Square
Boston, MA  02109

American Century Companies, Inc. (2)                                         6,086,600              9.0%
4500 Main Street
Kansas City, MO  64141-9210

A I M Management Group, Inc. (3)                                             4,406,600              6.5%
11 Greenway Plaza Suite 1919
Houston, TX  77046-1173

Robert C. Hawk (4)                               Director                        7,460               *

Robert A. Hoff (5)                               Director                       59,980               *

B. Allen Lay (6)                                 Director                      183,680               *

Charles S. Strauch (7)                         Chairman and                  1,777,583              2.6%
                                         Chief Executive Officer

Howard S. Flagg (8)                       President and Director             1,232,036              1.8%

Benedict A. Itri (9)                    Executive Vice President,            1,239,437              1.8%
                                         Chief Technical Officer
                                               and Director

Charles W. McBrayer (10)                     Vice President,                   187,373               *
                                        Finance and Administration
                                       and Chief Financial Officer

Dennis Young (11)                       Vice President, Operations              56,653               *

All Directors and Officers                                                   4,875,826              6.7%
   as a Group (ten persons) (12)

---------------------
 *  Less than 1%

(1) Information obtained from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on January 27, 1997, stating shares beneficially held as of December 31, 1996. According to its Schedule 13G, Putnam has shared power to vote or to direct the vote of 202,582 shares and shared power to dispose or to direct the disposition of all shares.

 (2) Information obtained from Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 6, 1997 stating shares beneficially held as of December 31, 1996.

 (3) Information confirmed via telephone as to shares beneficially held as of March 31, 1997. Shares are beneficially owned with shared power to vote or to direct the vote of all shares.

 (4) Includes 7,460 shares subject to options exercisable within 60 days of April 21, 1997.

 (5) Includes 40,000 shares subject to options exercisable within 60 days of April 21, 1997.

 (6) Includes 40,000 shares subject to options exercisable within 60 days of April 21, 1997.

 (7) Includes 1,379,043 shares subject to options exercisable within 60 days of April 21, 1997.

 (8) Includes 957,268 shares subject to options exercisable within 60 days of April 21, 1997.

 (9) Includes 969,605 shares subject to options exercisable within 60 days of April 21, 1997.

(10) Includes 133,792 shares subject to options exercisable within 60 days of April 21, 1997.

(11) Includes 55,759 shares subject to options exercisable within 60 days of April 21, 1997.

(12) Includes 3,714,551 shares subject to options exercisable within 60 days of April 21, 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Common Stock of the Company are required by SEC Regulation to furnish the Company with copies of all reports filed pursuant to
Section 16(a).

         Based solely on its review of copies of such reports received by it, or written representations of certain reporting persons that no Form 5's were required for such persons, the Company believes that, during 1996, all filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were complied with, with the following exceptions:

   Mr. Hawk failed to timely file a Form 4 for the month of October 1995 reporting a change in beneficial ownership of 74 shares of the Company's Common Stock. Mr. Hawk filed a Form 4 on March 8, 1996 reporting this change.

   Mr. Hoff failed to timely file a Form 4 for the month of July 1996 reporting a change in beneficial ownership of 9,000 shares of the Company's Common Stock. Mr. Hoff filed a Form 4 on August 11, 1996 reporting this change; the Form was due on August 10, 1996. In addition, Mr. Hoff filed an amended Form 4 on March 10, 1997 to report a June 1996 option grant.

   Mr. Lay failed to timely file a Form 4 for the month of May 1995 reporting a change in beneficial ownership of 1,200 shares of the Company's Common Stock. Mr. Lay filed a Form 4 on June 8, 1996 reporting this change. In addition, Mr. Lay filed a Form 4 on March 10, 1997 to report a June 1996 option grant.

   Mr. Flagg failed to timely file a Form 4 for the month of July 1996 reporting a change in beneficial ownership of 30,000 shares of the Company's Common Stock. Mr. Flagg filed a Form 4 on September 9, 1996 reporting this change.

   Mr. Itri failed to timely file a Form 4 for the month of July 1996 reporting a change in beneficial ownership of 35,000 shares of the Company's Common Stock. Mr. Itri filed a Form 4 on September 9, 1996 reporting this change.

   Mr. Young failed to timely file a Form 4 for the month of February 1996 reporting a change in beneficial ownership of 51,000 shares of the Company's Common Stock. Mr. Young filed a Form 4 on February 13, 1996 reporting this change; the Form was due on February 12, 1996.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The following table sets forth certain information concerning the Executive Officers and Directors of the Company.


       NAME                      AGE                            POSITION
--------------------             ---         -------------------------------------------------
Charles S. Strauch               61          Chairman of the Board and Chief Executive Officer
Howard S. Flagg                  42          President and Director
Benedict A. Itri                 44          Executive Vice President, Chief Technical Officer
                                                 and Director
Charles W. McBrayer              48          Vice President, Finance and Administration and
                                                 Chief Financial Officer
Dennis Young                     54          Vice President, Operations
Bruce C. Kimble                  47          Vice President, Engineering
Thomas P. Reynolds               45          Senior Vice President, Sales, Service and Field
                                                 Marketing
Robert C. Hawk (1)               57          Director
Robert A. Hoff (1)(2)            44          Director
B. Allen Lay (1)(2)              62          Director

----------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

         Information regarding Messrs. Strauch, Flagg, Itri, Hawk, Hoff and Lay is included under the heading "Election of Directors."

         Mr. McBrayer joined the Company in March 1995 as Vice President, Finance and Administration and Chief Financial Officer. Mr. McBrayer served as Vice President, Finance and Chief Financial Officer for Triconex Corporation, a publicly held corporation, from 1986 to March 1995 and as a director of Triconex Corporation in 1993 and 1994.

         Mr. Young joined the Company in September 1993 as Director, European Operations and assumed the position of Vice President, Operations in December 1994. From 1985 to 1993 Mr. Young served as Managing Director for the U.K. subsidiary of EECO, Inc. and for Talley (U.K.) Ltd. These companies manufactured and sold consumer and industrial electronic products throughout the European market.

         Mr. Kimble joined the Company in September 1993 as Project Manager and later assumed the position of Director of Engineering. He was named Vice President, Engineering in April 1996. From 1991 to 1993 Mr. Kimble was a Product Line Manager at Cable and Computer Technology, Inc., a military computer systems manufacturer. From 1985 to 1991 Mr. Kimble was President and owner of Semaphore Corporation, a telemetry equipment and DSP consulting firm.

         Mr. Reynolds joined the Company in October 1996 as Senior Vice President, Sales, Customer Service and Field Marketing. Mr. Reynolds was employed by Motorola Information Systems Group from 1990 to 1996 where he served in various senior management positions in sales and marketing. From 1983 to 1990 Mr. Reynolds held field sales management positions at Hewlett-Packard and Harris Corporation, manufacturers of workstation and data communications products.

         The Company's Certificate of Incorporation provides for the Company's Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' current terms will expire either at the 1997, 1998 or 1999 Annual Meeting of Stockholders. At each Annual Meeting of the Company's stockholders, one class of directors is elected for a three-year term. Mr. Flagg's term expires at the 1997 Annual Meeting, the terms of Messrs. Itri and Lay expire at the 1998 Annual Meeting, and the terms of Messrs. Strauch, Hoff and Hawk expire at the 1999 Annual Meeting.

         Officers serve at the discretion of the Board of Directors. The Board of Directors has a Compensation Committee which administers the Company's 1993 Plan, the 1995 Employee Stock Purchase Plan and the Key Management Incentive Compensation Plan, and an Audit Committee which reviews the results and scope of the audit and other services provided by the Company's independent auditor. There are no family relationships among any of the executive officers or directors of the Company.

         Directors who are not officers of the Company receive no compensation for attending committee or regular or special Board meetings but are reimbursed for their out-of pocket expenses. Directors are eligible to receive stock options pursuant to the Company's 1996 Plan. Directors who are not members of the Compensation Committee are also eligible to receive stock option grants pursuant to the Company's 1993 Plan. In 1996, there were no grants to directors pursuant to the Company's 1993 Plan.

         In 1996, Messrs. Hoff and Lay each received options grants exercisable for 40,000 shares of the Company's Common Stock pursuant to the Company's 1996 Plan. In addition, Mr. Hawk exercised options for 130,046 shares, under the 1993 Plan, having a value of $2,297,531 on their exercise dates. As of April 21, 1997, Mr. Hoff, Mr. Lay and Mr. Hawk had outstanding stock options pursuant to the 1996 Plan of 40,000, 40,000, and 0, respectively. As of April 21, 1997, Mr. Hawk had 18,670 stock options outstanding, pursuant to the Company's 1993 Plan. Neither Mr. Hoff nor Mr. Lay have been granted stock options pursuant to the Company's 1993 Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four additional most highly compensated Executive Officers (the "Named Executive Officers") of the Company serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the 1996, 1995 and 1994 fiscal years.

                                    TABLE I

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                ANNUAL COMPENSATION                             ------------
                             ---------------------------------------------------------------     SECURITIES
       NAME AND                                                               OTHER ANNUAL       UNDERLYING
 PRINCIPAL POSITION              YEAR     SALARY($) (1)      BONUS($)       COMPENSATION($)      OPTIONS(#)
----------------------           ----     -------------      --------       ---------------     ------------
Charles S. Strauch               1996        275,192        206,394 (3)     4,756,059 (8)                --
Chief Executive Officer          1995        255,000             -- (3)       212,375 (9)            80,000
                                 1994        253,269         35,000 (3)       960,750 (9)           280,000

Howard S. Flagg                  1996        125,000         93,750 (4)     4,437,765 (10)               --
President                        1995        119,615             -- (4)       639,487 (11)           40,000
                                 1994        113,269         62,298 (4)       259,463 (11)          120,000

Benedict A. Itri                 1996        120,000         90,000 (5)     5,054,232 (12)               --
Executive Vice President,        1995        114,615             -- (5)       572,250 (12)           60,000
Chief Technical Officer          1994        108,269         59,548 (5)       224,025 (12)          120,000


Charles W. McBrayer              1996        133,077         99,080 (6)     2,570,992 (13)          100,000
Vice President, Finance          1995         98,557 (2)         --            10,234 (14)          500,000
and Administration,              1994             --             --                --                    --
Chief Financial Officer

Dennis Young                     1996        112,801         84,601 (7)     2,590,349 (15)           40,000
Vice President, Operations       1995        107,110         80,126 (7)       209,046 (16)          116,000
                                 1994         72,116          5,990 (7)         6,297 (17)          220,000

--------------------
 (1) Includes amounts deferred pursuant to the Company's 401(K) Plan and the Management Deferred Compensation Plan, where applicable.

 (2) Mr. McBrayer joined the Company in March, 1995. Had Mr. McBrayer been employed by the Company for all of 1995, his salary would have been $125,000.

 (3) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Strauch were $0, $35,000 and $0 in 1996, 1995 and 1994, respectively.

 (4) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Flagg were $2,171, $56,635 and $0 in 1996, 1995 and 1994, respectively.

 (5) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Itri were $2,075, $54,135 and $0 in 1996, 1995 and 1994, respectively.

 (6) Bonus amounts shown in the table were earned in the years indicated. No bonus amounts were paid to Mr. McBrayer in 1996.

 (7) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Young were $53,417, $5,990 and $2,993 in 1996, 1995 and 1994, respectively.

 (8) "Other Annual Compensation" for Mr. Strauch in the fiscal year ended December 31, 1996 includes $4,755,559 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, and a $500 Company contribution to his 401(K) account.

 (9) "Other Annual Compensation" for Mr. Strauch in the fiscal years ended December 31, 1995 and 1994 includes $212,375 and $960,750 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1995 and 1994, respectively.

(10) "Other Annual Compensation" for Mr. Flagg in the fiscal year ended December 31, 1996 includes $4,437,265 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, and a $500 Company contribution to his 401(K) account.

(11) "Other Annual Compensation" for Mr. Flagg in the fiscal years ended December 31, 1995 and 1994 includes $639,487 and $259,463 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1995 and 1994, respectively.

(12) "Other Annual Compensation" for Mr. Itri in the fiscal years ended December 31, 1996, 1995 and 1994 includes $5,054,232, $572,250 and $224,025 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1996, 1995 and 1994, respectively.

(13) "Other Annual Compensation" for Mr. McBrayer in the fiscal year ended December 31, 1996 includes $2,563,191 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, a $500 Company contribution to his 401(K) account and $7,301 which is the value received from the purchase of 548 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the dates of purchase.

(14) "Other Annual Compensation" for Mr. McBrayer in the fiscal year ended December 31, 1995 includes $10,234 which is the value received from the purchase of 1,328 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the date of purchase.

(15) "Other Annual Compensation" for Mr. Young in the fiscal year ended December 31, 1996 includes $2,585,475, which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise and $4,874 which is the value received from the purchase of 366 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the dates of purchase.

(16) "Other Annual Compensation" for Mr. Young in the fiscal year ended December 31, 1995 includes $204,977 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise and $4,069 which is the value received from the purchase of 528 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the date of purchase.

(17) "Other Annual Compensation" for Mr. Young in the fiscal year ended December 31, 19945 includes $4,368 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, and $1,929 in commission payments.

MANAGEMENT DEFERRED COMPENSATION PLAN

         The Management Deferred Compensation Plan was established January 1, 1996 to provide a tax deferred capital accumulation opportunity to senior management and other key employees through deferrals of salary, commission and incentive compensation awards. Any employee whose annual base salary is $85,000 or greater is eligible to participate. Up to 100% of annual base salary, commission and/or annual incentive income may be deferred. The minimum election amount is $5,000 which can be satisfied from salary, commission, and/or incentive compensation. Deferral elections can be changed annually before the beginning of the next plan year. Deferrals may be invested in one or more of certain selected investment funds. Investment elections may be changed quarterly. The Company may make discretionary contributions at any time, but all contributions must be approved by the Compensation Committee of the Board of Directors. All deferrals are 100% vested at the time of the contribution, however, any Company contributions would be subject to a vesting schedule. The Company made no contributions or provisions for contributions to this Plan in 1996.

OPTION GRANTS

         The following table contains information concerning the grant of stock options made under the Company's 1993 Stock Option/Stock Issuance Plan for the fiscal year ended December 31, 1996 to the Named Executive Officers.

                                    TABLE II

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential Realizable
                                              Individual Grants                             Value at Assumed
                          ---------------------------------------------------------         Annual Rates of
                            No. of                                                            Stock Price
                          Securities      Percent of                                        Appreciation For
                          Underlying     Total Options                                     Option Term(s) (3)
                           Options        Granted to      Exercise or                   ----------------------
                           Granted       Employees in     Basic Price    Expiration
      Name                  (#)(1)           1996          ($/Sh)(2)        Date          5% ($)       10% ($)
-------------------       ----------     ------------     -----------    ----------      --------    ----------
Charles S. Strauch               --            --                --             --             --           --
Howard S. Flagg                  --            --                --             --             --           --
Benedict A. Itri                 --            --                --             --             --           --
Charles W. McBrayer         100,000           3.5           10.3125       01/09/06        648,548    1,643,547
Dennis Young                 40,000           1.4           10.3125       01/09/06        259,419      657,419

--------------------------
(1) All of the options were granted under the Company's 1993 Plan. The option shares will vest in 48 equal monthly installments upon the completion of each month of service beginning one month after the date of grant. Each option will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with the Company.

(2) The exercise price per share of the options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted. The exercise price may be paid in cash or in shares of Common Stock Valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

         The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1996 with respect to the Named Executive Officers. No stock appreciation rights were exercised by any such officer during such year and no stock appreciation rights were outstanding on December 31, 1996.


                                   TABLE III

                 AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                 Number of                 Value of Unexercised
                                                          Unexercised Options at         In-the-Money Options at
                            Shares        Value              December 31, 1996            December 31, 1996 ($)
                          Acquired on    Realized      -----------------------------   ---------------------------
      Name                Exercise(#)     ($)(1)        Exercisable    Unexercisable   Exercisable   Unexercisable
-------------------       -----------    ---------     ------------    -------------   -----------   -------------
Charles S. Strauch          161,400      4,755,559       1,394,042        155,006      41,742,117      4,053,903
Howard S. Flagg             230,000      4,437,265         987,267         75,833      29,736,251      1,983,766
Benedict A. Itri            240,000      5,054,232         987,104         90,000      29,687,207      2,306,951
Charles W. McBrayer         178,910      2,563,191          83,587        337,503       2,099,315      8,582,615
Dennis Young                145,400      2,585,475          46,258        228,342       1,211,698      5,849,305

-------------------
(1) Based on the market price at the time of exercise less the exercise price.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee (the "Committee") are Messrs. Hoff and Lay. Neither of these individuals was an officer or employee of the Company at any time during the year ended December 31, 1996.

                         COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is composed of two independent outside directors, Messrs. Hoff and Lay. The Committee reviews the salary levels of all officers and administers the Company's various plans, including the Company's Key Management Incentive Compensation Plan and the Company's 1993 Plan.

         GENERAL COMPENSATION POLICY. The Committee's fundamental compensation policy is to make a substantial portion of an executive's compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers bonuses and stock option awards which are tied to the Company's and executive's performance goals. Prior to January 1, 1994, executive compensation consisted of salary, benefits and stock options. Effective January 1, 1994, the Board of Directors approved a new compensation package for key management which added an incentive compensation component. The Committee believes that providing incentives to the executive officers through both a cash bonus and an equity interest in the Company benefits stockholders by aligning the long-term interests of stockholders and employees.

         There are four components of key management's compensation package:

         1. Salary;

         2. Benefits, which include only medical, dental, and life insurance, participation in a 401(K) plan, and participation in the Management Deferred Compensation Plan;

         3. Eligibility for equity purchase on more favorable terms than those available to the outside common stockholder (through the 1993 Plan and through the Company's 1995 Employee Stock Purchase Plan); and

         4. Eligibility for annual incentive compensation.

         The overriding principle of the Key Management Incentive Compensation Plan is to motivate and reward key management to achieve above average results. There were 17 participants in the fiscal 1996 Key Management Incentive Compensation Plan. There are approximately 16 participants in the fiscal 1997 Key Management Incentive Compensation Plan. Participation is approved on a year-by-year basis. A bonus plan is offered only to management because they can influence corporate results more than the other employee group. The bonus element of the participant's total compensation package is therefore, more results-oriented than any other element.

         FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account, and the Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

         BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and the Company's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer. Factors relating to the Company's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

         ANNUAL INCENTIVE COMPENSATION. The Company's Key Management Incentive Compensation Plan is intended to provide the opportunity for participants to make long-term investments or special one-time purchases. The plan is administered by the Committee. The Committee will, in general, rely on the CEO to establish participant eligibility for the Key Management Incentive Compensation Plan, set objectives, and establish awards, except that the Committee will specifically approve the objectives for the CEO, approve the total amount proposed for the final payments, interpret, change or establish new rules as required, and may alter any proposed objectives or awards. The full Board of Directors must approve awards to the CEO. The Board of Directors, through the Committee, may amend the Key Management Incentive Compensation Plan or discontinue the Key Management Incentive Compensation Plan at any time.

         Participants receive an annual cash award, most of which is based on goals to achieve above average corporate results and some of which is based on goals to achieve above average performance of the individual and their function or business unit. Predetermined formulas are used whenever possible to assure the participants' ability to manage toward their objectives. Final judgment as to award amounts for all officers except the CEO is determined solely by the CEO and the Committee regardless of predetermined formulas, in order to assure fairness of awards relative to special circumstances. Extraordinary performance can be rewarded above the maximum bonuses allowed, special circumstances may warrant increasing a bonus above that determined by the plan formula, or a bonus can be reduced based on special circumstances.

         Assessment of any adjustment to bonuses earned is determined by the Committee. No bonuses are paid to participants if the Company does not achieve a predetermined threshold level of planned earnings as approved by the Board. The corporate goals and the threshold level differ from year to year, but are always aligned with the objective of improving shareholder value.

         STOCK OPTIONS. All stock options are granted under the 1993 Plan and are intended to align the interests of each officer-optionee with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity interest in the success of the business. The size of the option grant made to each executive officer under the 1993 Plan is based upon that individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term. The Compensation Committee has established certain general guidelines in making option grants to the Company's executive officers in an attempt to target a fixed number of unvested option shares for each officer based upon his or her position with the Company and his or her existing holdings of unvested option shares.

         Options granted under the Discretionary Option Grant Program may be immediately exercisable for all the option shares, on either a vested or unvested basis, or may become exercisable for fully-vested shares in installments over the participant's period of service. Any unvested shares are subject to repurchase or cancellation by the Company upon the participant's cessation of service or the Company's non-attainment of the applicable performance goals. However, the Committee has full discretionary authority under the 1993 Plan to accelerate the vesting and the exercisability of any outstanding option, or to accelerate the vesting of any issued shares, in whole or in part at any time.

         CEO COMPENSATION. The annual base salary for the Company's Chief Executive Officer, Mr. Charles S. Strauch, was established by the Committee on March 4, 1996 at $280,000. The Committee's decision was based primarily on Mr. Strauch's personal performance and the rate of base salary paid to the chief executive officers of the Company's competitors and at a level equivalent to the amounts paid by comparably sized companies. Under the Key Management Incentive Compensation Plan, Mr. Strauch earned a bonus of $206,000 during fiscal 1996, of which $138,000 was paid in February 1997. The balance will be paid in equal installments in 1998, 1999 and 2000. No stock options were granted to Mr. Strauch in 1996.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

         The Committee does not expect that the compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

         We conclude our report with the acknowledgment that no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

Robert A. Hoff

B. Allen Lay

                     PERFORMANCE MEASUREMENT COMPARISON (1)

         The following graph shows a comparison of cumulative total returns for the Company, the Standard and Poor's 500 ("S&P 500") and the Center for Research in Securities Prices Index for the Nasdaq Stock Market Telecommunication Stocks (the "CRSP Nasdaq Telecommunication Index") for the period that commenced September 15, 1993 (the date on which the Company's Common Stock was first traded on the Nasdaq National Market System) and ended on December 31, 1996. The cumulative total return assumes that a stockholder invested $100 at the beginning of the period in PairGain Common Stock, the S&P 500 and the CRSP Nasdaq Telecommunications Index. It also assumes that all dividends have been reinvested and is adjusted for any stock splits. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
  (PAIRGAIN TECHNOLOGIES, INC., S&P 500, CRSP NASDAQ TELECOMMUNICATION INDEX)

                                    [GRAPH]

     The data points depicted on the graph are as follows:


    Index Description                     9/15/93      12/30/93    12/31/94    12/29/95    12/31/96
-----------------------------------       -------      --------    --------    --------    --------
PairGain Technologies, Inc.               100.000        98.21      101.79      391.07      869.64
S&P 500                                   100.000       101.53       99.50      133.43      160.47
CRSP Nasdaq Telecommunication Index       100.000       101.66       85.10      102.50      114.96

     Percentage annual returns for the Company's stock and the Indexes listed above are shown below:

                                                            ANNUAL RETURN PERIOD
                                             ----------------------------------------------------------
                                              9/15/93 to     12/30/93 to    12/31/94 to     12/29/95 to
      Index Description                      12/30/93 (a)     12/31/94        12/29/95       12/31/96
-----------------------------------          ------------    -----------    -----------     -----------
PairGain Technologies, Inc.                     -1.79%          3.64%         284.21%        122.37%
S&P 500                                          1.53%         -2.00%          34.11%         20.26%
CRSP Nasdaq Telecommunication Index              1.66%        -16.28%          20.44%         12.16%

(a) Indicates the return for the 105 day period only

--------------------------
(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

         None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. The Compensation Committee has the discretionary authority as administrator of the Company's 1993 Plan and 1996 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options upon the happening of certain events, including, without limitation, a change in control of the Company whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by a proxy contest for the election of Board of Directors members or the subsequent termination of the optionee's service within a designated time period following the change in control.


CERTAIN TRANSACTIONS

INDEMNIFICATION AGREEMENTS

         The Company has entered into an Indemnity Agreement with each of its directors and officers (the "Indemnity Agreements") which provides that, with certain exceptions, the Company will hold harmless and indemnify its directors and officers to the fullest extent permitted under Delaware Law. Under the Indemnity Agreements, the Company is obligated to indemnify each of its directors and officers against all expenses (including attorneys' fees), fines, judgments and settlement amounts that such director or officer may incur in connection with any action or proceeding (including actions brought by or on behalf of the Company such as stockholder derivative actions) to which the director or officer is or may be made a party to by reason of such director's or officer's position as a director, officer, employee or agent of the Company or any other company or enterprise to which the person provides services at the request of the Company. This additional indemnity goes beyond the rights expressly provided under the Delaware Law primarily in the availability of indemnification in connection with actions brought by or on behalf of the Company, such as stockholder derivative actions, and in the provisions for advancement of litigation expenses prior to settlement or judgment.

APPOINTMENT OF INDEPENDENT AUDITOR

         The firm of Deloitte & Touche LLP, the Company's independent auditor for the fiscal year ended December 31, 1996, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1997. Neither the firm of Deloitte & Touche LLP nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's Auditor.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than January 9, 1998 to be included in the proxy statement and form of proxy relating to the 1998 Annual Meeting.

                                 OTHER MATTERS

         The Company knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

         The Company's Annual Report which includes Form 10-K/A as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996 is being sent with this Proxy Statement to all stockholders of record as of April 21, 1997.


                                        By Order of the Board of Directors

                                        /s/ CHARLES W. MCBRAYER
                                        --------------------------------------
                                        CHARLES W. MCBRAYER
                                        Secretary and Chief Financial Officer

Tustin, California
May 9, 1997

PROXY                      PAIRGAIN TECHNOLOGIES, INC.

                 Annual Meeting of Stockholders, June 11, 1997
                             14402 Franklin Avenue
                            Tustin, California 92780

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles S. Strauch, Howard S. Flagg, Benedict A. Itri, Robert C. Hawk, Robert A. Hoff, B. Allen Lay, or any of them, each with full power of substitution, to represent the undersigned and to vote all shares of stock of PairGain Technologies, Inc. which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of PairGain Technologies, Inc. to be held at 14402 Franklin Avenue, Tustin, California 92780 on June 11, 1997 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows on the reverse side.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1997 Annual Meeting.

     Whether or not the undersigned plans to attend the 1997 Annual Meeting, the undersigned is urged to execute and return this Proxy, which may be revoked at any time prior to the voting hereof.

     All other proxies heretofore given by the undersigned to vote shares of stock of PairGain Technologies,Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any other adjournment thereof are hereby expressly revoked.

     The shares represented by this Proxy will be voted as directed, but when no direction is given, they will be voted FOR the nominee named below and FOR approval of the proposals named below. The nomination of a member of the Board of Directors, the proposal of the amendment to the 1993 Stock Option/Stock Issuance Plan, and the proposal to approve the appointment of Deloitte & Touche LLP as independent auditor of the Company for 1997 have been made by PairGain Technologies, Inc. Your vote on each matter is neither conditioned on nor related to your vote on any other matter.

1.  To elect the following director to serve for a term of three years:

                                     FOR            WITHHOLD AUTHORITY TO VOTE
Howard S. Flagg                      [ ]                         [ ]

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2.  To approve the amendment to the 1993 Stock Option/Stock Issuance Plan:

       FOR                      AGAINST                    ABSTAIN
       [ ]                        [ ]                        [ ]

3. To approve the appointment of Deloitte & Touche LLP as independent auditor of the Company for 1997:

       FOR                      AGAINST                    ABSTAIN
       [ ]                        [ ]                        [ ]

     In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors recommends a vote FOR the nominee listed above and FOR Proposal 2 and Proposal 3. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE AND FOR PROPOSAL 2 AND PROPOSAL 3 IF NO SPECIFICATION IS MADE.

                                                 Date:                    , 1997
                                                      --------------------

                                                 -------------------------------
                                                              Signature

                                                 -------------------------------
                                                              Signature

                                                 Please sign your name exactly
                                                 as it appears on your stock
                                                 certificate, date and return
                                                 this Proxy as promptly as
                                                 possible in the reply envelope
                                                 provided.  When signing as
                                                 attorney, executor, trustee, or
                                                 guardian, please give full
                                                 title as  such.  If a
                                                 corporation, please sign in
                                                 full corporate name by a duly
                                                 authorized officer.  If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.  Joint owners must each
                                                 sign personally.

             PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY